UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 26, 2006

                            Vocalscape Networks, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                                    ---------
                            (Commission File Number)

                                   98-0207554
                                   ----------
                        (IRS Employer Identification No.)

                           170 E. Post Road, Suite 206
                          White Plains, New York 10601
               (Address of principal executive offices)(Zip Code)

                                 (914) 448-7600
               Registrant's telephone number, including area code

                            305 - 1847 West Broadway
                           Vancouver, British Columbia
                                 Canada V6J 1Y6
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2006, Vocalscape Networks, Inc., a Nevada corporation ("Vocalscape"), Azatel Communications Inc., a British Columbia corporation ("Azatel"), and all of the shareholders of Azatel (the "Shareholders"), entered into a Share Exchange Agreement (the "Share Exchange Agreement"), pursuant to which Vocalscape shall acquire all of the issued and outstanding common shares of Azatel in a transaction valued at approximately $118,000. Under the Share Exchange Agreement, Vocalscape shall issue 200,000 shares of its common stock to the Shareholders, who number three persons, in exchange for all of their respective shares Azatel (the "Share Exchange"). Upon completion of the Share Exchange, the Shareholders will own approximately 8.81% of the issued and outstanding shares of common stock of Vocalscape.

Vocalscape, Azatel and the Shareholders have made customary representations, warranties and covenants in the Share Exchange Agreement. Consummation of the Share Exchange Agreement is subject to certain conditions, including among others, (i) the completion to the satisfaction of Vocalscape of financial due diligence on Azatel; (ii) the continued accuracy of each party's representations and warranties contained in the Share Exchange Agreement; and (iii) compliance with each party's covenants.

The foregoing description of the Share Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM  2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 3, 2006, Vocalscape issued a convertible promissory note in the principal amount of $150,000 (the "Note") in favor of Armada Group USA, a Delaware corporation ("Armada USA"). The Note was issued in connection with a bridge loan made by Armada USA on March 3, 2006. Interest accrues annually on the Note at a rate of 10.50% per annum. The Note matures on March 3, 2007. At any time prior to maturity, Armada USA may convert the outstanding principal amount of the Note into shares of common stock of Vocalscape at a conversion price of $0.118. The summary of the terms of the Note is qualified in its entirety by the text of the Note, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Concurrent issuing the Note to Armada USA, Vocalscape entered into a Security Agreement with Armada USA, pursuant to which all of the outstanding debt under the Note is secured by a first priority security interest in substantially all of the assets of Azatel.

ITEM  3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As further disclosed in Item 2.03 of this Current Report, on March 3, 2006, Vocalscape offered and sold to Armada USA a convertible promissory note in the principal amount of $150,000. Vocalscape relied upon Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended, as an exemption from the registration provisions of the Securities Act for the sale of the convertible note.

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ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

No.               Description


2.1 Share Exchange Agreement, dated February 26, 2006, by and among Vocalscape Networks, Inc., Azatel Communications Inc., and the shareholders of Azatel.

10.1 Convertible Promissory Note issued by Vocalscape Networks, Inc. to Armada Group USA on March 3, 2006


10.2 Security Agreement, dated March 3, 2006, by and among Vocalscape Networks, Inc., Azatel Communications Inc. and Armada Group USA

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Vocalscape Networks, Inc,
                                      (Registrant)


Date: March 30, 2006                   By: /s/Ron McIntyre
                                          -------------------------------
                                          Name:  Ron McIntyre
                                          Title: President and Secretary


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                                INDEX TO EXHIBITS

No.               Description


2.1 Share Exchange Agreement, dated February 26, 2006, by and among Vocalscape Networks, Inc., Azatel Communications Inc., and the shareholders of Azatel.


10.1 Convertible Promissory Note issued by Vocalscape Networks, Inc. to Armada Group USA on March 3, 2006


10.2 Security Agreement, dated March 3, 2006, by and among Vocalscape Networks, Inc., Azatel Communications Inc. and Armada Group USA